Exhibit 21.1
Subsidiaries

HC2 Holdings, Inc.	Delaware
St. Thomas and San Juan Telephone Company	US Virgin Islands
STSJ Overseas Telephone Company, Inc.	Puerto Rico
ANG Holdings, Inc.	Delaware
Gemderm Aesthetics, Inc.	Delaware
Global Marine Holdings, LLC	Delaware
Schuff Merger Sub Inc.	Delaware
HC2 Holdings 2, Inc.	Delaware
HC2 Tech Ventures, LLC	Delaware
DMI, Inc.	Delaware
Pansend, LLC	Delaware
Genovel Orthopedics, Inc.	Delaware
HC2 Investment Securities, Inc.	Delaware
PTGi International Holding, Inc.	Delaware
Lingo Holdings, Inc.	Delaware
PTGi IHC, Inc.	Delaware
PTGi International, Inc.	Delaware
Arbinet Corporation	Delaware
Arbinet Communications, Inc.	Delaware
Arbinet Services, Inc.	Delaware
PTGi International Carrier Services, Inc.	Delaware
ANIP, Inc.	Delaware
Arbinet Managed Services, Inc.	Delaware
Arbinet Digital Media Corporation	Delaware
Schuff International, Inc.	Delaware
Schuff Premier Services, LLC	Delaware
Addison Structural Services, Inc.	Delaware
Quincy Joist Company	Delaware
Schuff Holding Company	Delaware
Schuff Steel Gulf Coast Inc.	Delaware
Schuff Steel Company	Delaware
Schuff Steel Atlantic, LLC	Delaware
On-Time Steel Management Holding, Inc.	Delaware
Schuff Steel Management Company SW, Inc.	Delaware
Schuff Steel Management Company SE, LLC	Delaware
Schuff Steel Management Company Colorado, LLC	Delaware
Bridgehouse Marine Ltd	United Kingdom
Global Marine Systems, Ltd	United Kingdom
Global Marine Systems Oil and Gas, LTD	United Kingdom
Global Marine Systems (Vessels), Ltd	United Kingdom
Global Marine Systems (Vessels II), Ltd	United Kingdom
GMSG, LTD	United Kingdom
Global Marine Systems (Depots), Ltd	United Kingdom
Global Marine Systems (Bermuda), Ltd	Bermuda
Vibro-Einspultechnik Duker- and Wasserbau GmbH	Germany

Global Marine Cable Systems Pte, Ltd	United Kingdom
GMSL Employee Benefit Trust	United Kingdom
Global Marine Systems Pension Trustee, Ltd	United Kingdom
GMS Guernsey Pension Plans, Ltd	Guernsey
Global Marine Systems (Netherlands), BV	Netherlands

Global Marine Search, Ltd	United Kingdom
Global Marine Systems (Investments), Ltd	United Kingdom
Red Sky Subsea, Ltd	United Kingdom
Global Marine Systems (Americas), Inc.	Delaware
Global Cable Technology, Ltd	United Kingdom
Schuff Hopsa Engineering, Inc.	Panama
Schuff Steel Company Panama S de RL	Panama
Arbinet - Thexchange Ltd.	United Kingdom
PTGi-ICS Holdings LTD	United Kingdom
PTGi-International Carrier Services LTD	United Kingdom
PTGi Europe, B.V.	Netherlands
Arbinet-thexchange HK Ltd	Hong Kong
PTGi A/G	Switzerland
PTGi SRL	Italy
PTI Telecom GmbH	Austria
Delta One America DO SUL	Brazil
Primus Telecomm. EL. Salvador S.A.DE C.V	El Salvador
Stubbs Limited	Hong Kong